As filed with the Securities and Exchange Commission on July 23, 2007
Registration No. 333-126119

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CRITICAL THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3523569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
60 Westview Street
Lexington, Massachusetts 02421
(781) 402-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank E. Thomas
President and Chief Executive Officer
Critical Therapeutics, Inc.
60 Westview Street
Lexington, Massachusetts 02421
(781) 402-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott B. Townsend, Esq.
Senior Vice President of Legal Affairs,	Steven D. Singer, Esq.
General Counsel and Secretary	Wilmer Cutler Pickering
Critical Therapeutics, Inc.	Hale and Dorr LLP
60 Westview Street	60 State Street
Lexington, Massachusetts 02421	Boston, Massachusetts 02109
Telephone: (781) 402-5700	Telephone: (617) 526-6000
Telecopy: (781) 862-5691	Telecopy: (617) 526-5000

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE
     Pursuant to a registration statement on Form S-3 (File No. 333-126119) (the “Registration Statement”), Critical Therapeutics, Inc. (the “Registrant”) registered for resale under the Securities Act of 1933, as amended, 13,426,103 shares of common stock, par value $0.001 per share, consisting of 9,945,261 shares of common stock that the Registrant issued in a private placement in June 2005 and 3,480,842 additional shares of common stock issuable upon the exercise of warrants that the Registrant issued in the private placement. The Registrant’s obligation to maintain the effectiveness of the Registration Statement has been satisfied. Accordingly, pursuant to the Registrant’s undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration the shares of common stock that remain unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on July 23, 2007.

CRITICAL THERAPEUTICS, INC.
By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Executive Officer